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                                                                    EXHIBIT 11.1

                              SAPIENT CORPORATION

                         ARTICLE 6.01 OF REGULATION S-K

 COMPUTATION OF SHARES USED IN COMPUTING BASIC AND DILUTED NET INCOME PER SHARE

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
                                               THREE MONTHS ENDED            SIX MONTHS ENDED
                                                    JUNE 30,                     JUNE 30,
                                           --------------------------    -------------------------
                                              1998           1997           1998          1997
                                           -----------    -----------    -----------   -----------
Net Income...............................  $ 5,051,787    $ 3,095,976    $ 9,314,003   $ 5,801,940
Basic Net Income per Share:
     Weighted average common shares
       outstanding.......................   25,134,991     23,844,854     24,740,475    23,783,212
     Shares used in computing per share
       amount............................   25,134,991     23,844,854     24,740,475    23,783,212
                                           -----------    -----------    -----------   -----------
     Basic net income per share..........  $      0.20    $      0.13    $      0.38   $      0.24
                                           ===========    ===========    ===========   ===========
Diluted Net Income per Share:
     Weighted average common shares
       outstanding.......................   25,134,991     23,844,854     24,740,475    23,783,212
     Dilutive stock options..............    2,862,813      2,041,764      2,798,903     2,078,018
                                           -----------    -----------    -----------   -----------
     Shares used in computing per share
       amount............................   27,997,804     25,886,618     27,539,378    25,861,230
                                           -----------    -----------    -----------   -----------
     Diluted net income per share........  $      0.18    $      0.12    $      0.34   $      0.22
                                           ===========    ===========    ===========   ===========
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